Exhibit 10.1

FOURTH AMENDMENT TO FINANCING AGREEMENT

FOURTH AMENDMENT TO FINANCING AGREEMENT, dated as of January 9, 2023 (this “Amendment”), to the Financing Agreement, dated as of April 19, 2021 (as amended by the First Amendment to Financing Agreement, dated as of July 27, 2021, as amended by the Second Amendment to Financing Agreement, dated as of October 8, 2021, as amended by the Third Amendment to Financing Agreement, dated as September 30, 2022, and as may be further as amended, restated, supplemented or otherwise modified, the “Financing Agreement”), by and among Xponential Intermediate Holdings, LLC, a Delaware limited liability company (the “Parent”), Xponential Fitness LLC, a Delaware limited liability company (“XF”), each Subsidiary (as defined therein) of Parent listed as a "Borrower" on the signature pages thereto (together with XF and each other Person that executes a joinder agreement and becomes a "Borrower" thereunder, each a “Borrower” and collectively, the “Borrowers”), each other Subsidiary of Parent listed as a "Guarantor" on the signature pages thereto (together with Parent and each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as defined therein), each a “Guarantor” and collectively, the "Guarantors"), the lenders from time to time party thereto (each a “Lender” and collectively, the "Lenders"), Wilmington Trust, National Association (“Wilmington Trust”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns, the “Collateral Agent”) and Wilmington Trust, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”). All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement (as amended hereby).

WHEREAS, the Borrowers wish to amend the Financing Agreement to provide for additional term loans in an aggregate principal amount equal to $130,000,000 (the “2023 Incremental Term Loans”) to be made by the Lenders listed on Annex A hereto or any of their Affiliates or funds managed or advised by any of them or any of their respective Affiliates as may be set forth in an updated Annex A most recently delivered to the Administrative Agent (which updated Annex A, if any, shall in any event be delivered prior to both the Fourth Amendment Funding Date and the delivery of the Notice of Borrowing in respect of the 2023 Incremental Term Loans) by any such Lender then party hereto (accompanied by a signature page to this Amendment) (the Lenders listed on Annex A hereto, as may be updated in accordance herewith, “2023 Incremental Term Loan Lenders”) (or by Lenders’ counsel on their behalf) in accordance with their respective commitments set forth on such Annex A (the “2023 Incremental Term Loan Commitments”), the proceeds of which will be used to consummate the Fourth Amendment Transactions;

WHEREAS, the Loan Parties have requested that the Agents and the Lenders amend the Financing Agreement in certain respects in connection with, the 2023 Incremental Term Loans, and the Agents and the Lenders are agreeable to such request for amendment on and subject to the terms and conditions set forth herein; and

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.
Amendments to Financing Agreement.

(a)
The 2023 Incremental Term Loan Lenders hereby, severally but not jointly, agree to provide the full amount of the 2023 Incremental Term Loans in accordance with their respective 2023 Incremental Term Loan Commitments. The Borrowers hereby agree to borrow the full amount of the 2023 Incremental Term Loans. The 2023 Incremental Term Loan Commitments shall be subject to all of the terms and conditions set forth herein and in the Financing Agreement.

(b)
The aggregate 2023 Incremental Term Loan Commitments as of the Fourth Amendment Effective Date (as hereinafter defined) are $130,000,000. The 2023 Incremental Term Loan Commitments will terminate in full upon the making of the related 2023 Incremental Term Loans.

(c)
Subject to the satisfaction (or waiver by the Required Lenders) of the conditions set forth in Section 7 below, the funding of the 2023 Incremental Term Loans will occur in one drawing on the Fourth Amendment Funding Date and will be made by the 2023 Incremental Term Loan Lenders listed on the most recently delivered copy of Annex A hereto, ratably in accordance with their respective 2023 Incremental Term Loan Commitments pursuant to the Administrative Borrower’s request in the form of a Notice of Borrowing (which notice may be delivered upon a shorter time period than set forth in Section 2.02 of the Financing Agreement or not at all, to the extent agreed to by the Required Lenders and the Administrative Agent). In the event that the 2023 Incremental Term Loans are not borrowed on the Fourth Amendment Funding Date, either upon mutual agreement of the Borrowers and the Required Lenders (with concurrent written notice to the Administrative Agent) or due to a failure of the conditions set forth in Section 7 below to be satisfied (or waived by the Required Lenders), then automatically (unless the Required Lenders are ready, willing and able to close and the Borrowers are in breach of their obligation to close hereunder): (x) the amendments to the Financing Agreement pursuant to this Amendment shall no longer be of force and effect and shall be null and void and the Financing Agreement as in effect prior to this Amendment shall remain in effect and (y) the 2023 Incremental Term Loan Commitments shall terminate.

(d)
The parties hereto acknowledge and agree that, in accordance with the recitals hereof (and, for the avoidance of doubt, without modifying the aggregate principal amount of 2023 Incremental Term Loan Commitments set forth on Annex A as of the Fourth Amendment Effective Date), Annex A to this Amendment may be updated from time to time prior to the Fourth Amendment Funding Date and delivery of the Notice of Borrowing in respect of the 2023 Incremental Term Loans by the 2023 Incremental Term Loan Lenders that are party hereto as of the Fourth Amendment Effective Date (or Lenders’ counsel on their behalf). Each of parties hereto hereby agree that (x) any updated copy of Annex A hereto delivered by or on behalf of the 2023 Incremental Term Lenders (or by Lenders’ counsel on their behalf) shall (i) automatically replace Annex A hereto upon delivery hereof and (ii) be accompanied by a counterpart to this Amendment from each 2023 Incremental Term Loan Lender listed on such updated copy of Annex A that is not otherwise party to this Amendment as of the Fourth Amendment Effective Date, which counterparts shall be automatically appended to this Amendment and become a part hereof upon delivery of such counterparts and (y) the Administrative Agent shall be entitled to rely conclusively upon such updated copy of Annex A hereto in performing its obligations hereunder and under the Financing Agreement as amended hereby.

(e)
Section 1.01 of the Financing Agreement is hereby amended to add the following definitions:

“2023 Incremental Term Loans” has the meaning set forth in the Fourth Amendment.

“Fourth Amendment” means the Fourth Amendment to Financing Agreement, dated as of January 9, 2023, among the Loan Parties, the Lenders and the Agents.

“Fourth Amendment Effective Date” has the meaning specified therefor in Section 6 of the Fourth Amendment.

“Fourth Amendment Funding Date” means January 13, 2023, or such other date that is mutually agreed by the Required Lenders and the Borrowers, with concurrent written notice (which may be by email) to the Administrative Agent.

“Fourth Amendment Transactions” means (i) the distribution of the proceeds of the 2023 Incremental Term Loans and other available cash by XF to the Parent in the aggregate amount of the Repurchases (as defined below) (the “XPO Distribution”), (ii) the use of the proceeds of the XPO Distribution by the Parent to repurchase, immediately prior to the Repurchases, 85,334 Preferred Units (as defined in the Parent’s Second Amended and Restated Limited Liability Company Operating Agreement (the “LLCA”)) from XF for $130,766,360, together with accrued and unpaid dividends on such Preferred Units in accordance with the LLCA (the “Units Repurchase”), (iii) the use of proceeds from the Units Repurchase by XF to repurchase 85,334 shares of PubCo Convertible Preferred from one or more holders of such PubCo Convertible Preferred at an aggregate purchase price of $130,766,360, together with accrued and unpaid dividends on such shares of PubCo Convertible Preferred (the “Repurchases”) and (iv) the payment of fees and expenses in connection with the Fourth Amendment and the foregoing.

(f)
Section 1.01 of the Financing Agreement is hereby amended to amend and restate the following definition in its entirety as follows:

“Applicable Prepayment Premium” means, (i) as of any date of determination, with respect to and in the event of any prepayment of the Term Loans (other than 2023 Incremental Term Loans), (a) during the period of time after the date that is the first anniversary of the Effective Date up to and including the date that is the first anniversary of the Second Amendment Effective Date, an amount equal to 0.98% times the principal amount of any such prepayment of the Term Loans on such date, (b) during the period of time after the date that is the first anniversary of the Second Amendment Effective Date up to and including the date that is the second anniversary of the Effective Date, an amount equal to 0.50% times the principal amount of any such prepayment of the Term Loans on such date, (c) during the period of time after the date that is the second anniversary of the Effective Date up to and including the date that is the second anniversary of the Second Amendment Effective Date, an amount equal to 0.16% times the principal amount of any such prepayment of the Term Loans on such date, and (d) from the second anniversary of the Second Amendment Effective Date and at all times thereafter, zero and (ii) as of any date of determination, with respect to and in the event of any prepayment of the 2023 Incremental Term Loans (a) during the period of time from and after the Fourth Amendment Effective Date up to and including the date that is the first anniversary of the Fourth Amendment Effective Date, an amount equal to 2.00% times the principal amount of any such prepayment of the 2023 Incremental Term Loans on such date, (b) during the period of time after the date that is the first anniversary of the Fourth Amendment Effective Date up to and including the date that is the second anniversary of the Fourth Amendment Effective Date, an amount equal to 0.50% times the principal amount of any such prepayment of the 2023 Incremental Term Loans on such date, and (c) from the second anniversary of the Fourth Amendment Effective Date and at all times thereafter, zero.

“Loan Document” means this Agreement, the Agent Fee Letter, any Guaranty, any Joinder Agreement, any Mortgage, any Security Agreement, the Flow of Funds Agreement, the Intercompany Subordination Agreement, any Perfection Certificate, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, any collateral access agreement, any landlord subordination or waiver agreement, any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation.

(g)
Section 2.03(b) of the Financing Agreement is hereby amended and restated in its entirety and replaced by the following: “The outstanding principal of the Initial Term Loan shall be repayable, ratably, in consecutive quarterly installments, each such installment to be due and payable on the last Business Day of each calendar quarter (i.e. March, June, September, and December) (each, a “Scheduled Term Loan Payment Date”), (i) commencing with June 30, 2021 and, for the Scheduled Term Loan Payment Dates occurring on June 30, 2021 and September 30, 2021, in an amount equal to 0.25% of the original principal amount of the Initial Term Loan made hereunder on the Effective Date, (ii) commencing with December 31, 2021 and, for the Scheduled Term Loan Payment Dates occurring on December 31, 2021, March 31, 2022, June 30, 2022 and September 30, 2022, in an amount equal to $739,922.87, (iii) commencing with December 31, 2022 and, for the Scheduled Term Loan Payment Dates occurring on December 31, 2022 and March 31, 2023, in an amount equal to $758,672.87; provided, that, notwithstanding anything to the contrary contained in this Agreement or otherwise, the payment to be made on the Scheduled Term Loan Payment Date occurring on March 31, 2023 shall be made only with respect to the outstanding principal of the Initial Term Loans other than the 2023 Incremental Term Loans (and ratably to such Loans) and none of the original principal amount of the 2023 Incremental Term Loans shall be repayable on such date, and (iv) commencing with June 30, 2023 and for each Scheduled Term Loan Payment Date thereafter, in an amount equal to $1,064,922.87; provided, however, that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loans on the Final Maturity Date. The outstanding unpaid principal of the Term Loans and all accrued and unpaid interest thereon, shall be due and payable in full on the Final Maturity Date.”

(h)
Section 7.02(h)(J) of the Financing Agreement is hereby amended and restated in its entirety and replaced by the following: “Subsidiaries of the Parent may make distributions to Parent, which Parent shall promptly distribute, or cause to be distributed, to Xponential Fitness, Inc. (“PubCo”), for the payment of, and in amounts not to exceed the amounts required to be paid in respect of the Series A Convertible Preferred Stock or Series A-1 Convertible Preferred Stock (the “PubCo Convertible Preferred”), including (1) Preferential Coupons (as defined in each Certificate of Designations governing the PubCo Convertible Preferred), including any paid in cash, (2) any amounts due upon redemptions of the PubCo Convertible Preferred in accordance with the terms of the Certificates of Designations governing such PubCo Convertible Preferred” and (3) any amounts needed to consummate the Fourth Amendment Transactions;

(i)
Each 2023 Incremental Term Loan Lender shall be deemed to be a “Lender”, a “Term Loan Lender” and a “Secured Party” for all purposes under the Financing Agreement and each other Loan Document, and shall have all of the rights and obligations of a Lender, a Term Loan Lender and a Secured Party under the Financing Agreement and the other Loan Documents. The 2023 Incremental Term Loans shall be Term Loans and Initial Term Loans for all purposes under the Financing Agreement and each other Loan Document and, unless otherwise set forth in the Financing Agreement, shall have terms identical to the Initial Term Loans outstanding under the Financing Agreement immediately prior to the date hereof (including, but not limited to, with respect to “Applicable Margin”, “Maturity Date” and Section 2.04(b)); provided, that the type and, if applicable, initial Interest Period applicable to the 2023 Incremental Term Loans shall be as specified in the applicable Notice of Borrowing.

(j)
Each 2023 Incremental Term Loan Lender, to the extent not a Lender under the Financing Agreement, (x) (a) confirms that it has received copies of the Financing Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Assignor, or any Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; and (c) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action as the Administrative Agent or the Collateral Agent (as the case may be) on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent or the Collateral Agent (as the case may be) by the terms thereof, together with such powers as are reasonably incidental thereto; (y) acknowledges and agrees that the Administrative Agent and the Collateral Agent each are and shall be entitled to all of the indemnifications, exculpations and other rights and protections set forth in the Financing Agreement (including as amended hereby) and the other Loan Documents (including, without limitation, those set forth in Article X of the Financing Agreement (including as amended hereby) (and such 2023 Incremental Term Loan Lender shall be obligated as a Lender under such Article X)), and (z) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Financing Agreement (as amended hereby) and the other Loan Documents as are required to be performed by it as a Lender.

(k)
The proceeds of the 2023 Incremental Term Loans shall be used to consummate the Fourth Amendment Transactions.

(l)
Schedule 1.01(A) of the Financing Agreement shall be amended and supplemented to include the 2023 Incremental Term Loan Commitments set forth on Annex A hereto.

2.
[Reserved].

3.
[Reserved].

4.
[Reserved].

5.
Representations and Warranties. Each Loan Party hereby jointly and severally represents and warrants to the Agents and the Lenders, as of the date hereof, as follows:

(a)
Representations and Warranties; No Event of Default. The representations and warranties contained herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered by or on behalf of any Loan Party to any Secured Party pursuant thereto on or prior to the Fourth Amendment Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified as to "materiality" or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to "materiality" or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Fourth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b)
Authorization; Enforceability. The execution and delivery of this Amendment by each Loan Party, and the performance of the Financing Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable Requirement of Law or (C) any Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties other than any such Lien that constitutes a Permitted Lien, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties except, in the case of clauses (ii)(B), (ii)(C) and (iv), as could not reasonably be expected to have a Material Adverse Effect. This Amendment constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

6.
Conditions Precedent to Effectiveness. This Amendment shall become effective upon satisfaction in full, or waiver by the Required Lenders, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied (or waived by the Required Lenders) being herein called the "Fourth Amendment Effective Date"):

(a)
Delivery of Documents. The Agent and the Required Lenders shall have received, on or before the Fourth Amendment Effective Date, the following, each in form and substance reasonably satisfactory to the Required Lenders and, unless indicated otherwise, dated the Fourth Amendment Effective Date:

(i)
this Amendment, duly executed by the Loan Parties, each Agent, the 2023 Incremental Term Loan Lenders and the Required Lenders (including all 2023 Incremental Term Loan Lenders);

(ii)
a copy of the resolutions of each Loan Party, certified as of the Fourth Amendment Effective Date by an Authorized Officer thereof, authorizing (A) the borrowings hereunder and the transactions contemplated by this Amendment and (B) the execution, delivery and performance by such Loan Party of this Amendment and the execution and delivery of the other documents to be delivered by such Person in connection herewith;

(iii)
a certificate of an Authorized Officer of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign this Amendment and the other documents to be executed and delivered by such Loan Party in connection herewith, together with evidence of the incumbency of such authorized officers;

(iv)
a certificate of the appropriate official(s) of the jurisdiction of organization of each Loan Party certifying as of a recent date not more than 30 days prior to the Fourth Amendment Effective Date as to the good standing of such Loan Party, in such jurisdiction, except, in each case, where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect of the Loan Parties, taken as a whole;

(v)
a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Fourth Amendment Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction (or a certification that there have been no changes to such organizational documents since the Second Amendment Effective Date);

(vi)
a copy of the Governing Documents of each Loan Party, together with all amendments thereto, certified as of the Fourth Amendment Effective Date by an Authorized Officer of such Loan Party (or a certification that there have been no changes to such Governing Documents since the Second Amendment Effective Date);

(vii)
an opinion of (a) Davis Polk & Wardwell LLP, special New York counsel to the Loan Parties, (b) Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel to the Loan Parties, and (c) Roetzel & Andress, special Ohio counsel to the Loan Parties, in each case, as to such customary matters as the Required Lenders may reasonably request;

(viii)
a certificate of an Authorized Officer of each Loan Party, certifying as to the matters described in Section 5(a) of this Amendment;

(ix)
A copy of that certain preferred stock repurchase agreement, dated as of January 9, 2023, by and between XF and the holders party thereto (the “Stock Repurchase Agreement”); and

(x)
A copy of the that certain fourth amendment fee letter, dated as of January 9, 2023, by and between XF and the lenders party thereto (the “Fee Letter”).

7.
Conditions Precedent to Funding. The obligation of the 2023 Incremental Term Loan Lenders to fund the 2023 Incremental Term Loans is subject to the satisfaction in full, or waiver by the Required Lenders, of the following conditions precedent:
(a)
Effectiveness. The Fourth Amendment Effective Date has occurred.

(b)
Payment of Fees, Etc. The Borrowers shall have paid (or caused to be paid), on or before the Fourth Amendment Effective Date, (i) all fees, costs and expenses then due and payable, if any, pursuant to Section 12.04 of the Financing Agreement and the Fee Letter and (ii) to the Agents, for their own account, an amendment fee in an amount agreed upon by the Borrower and the Agents.

(b)
Delivery of Documents. The Agents and the Required Lenders shall have received, on or before the Fourth Amendment Funding Date, the following, each in form and substance reasonably satisfactory to the Required Lenders and, unless indicated otherwise, dated the Fourth Amendment Funding Date:

(i)
a certificate of an Authorized Officer of each Loan Party, certifying as to the matters described in Section 5(a) of this Amendment (with references therein to the Fourth Amendment Effective Date being deemed to be references to the Fourth Amendment Funding Date solely for purposes of this Section 7(b)(i));

(ii)
a certificate of the chief financial officer of the Administrative Borrower, certifying on behalf of the Loan Parties, as to the solvency of the Loan Parties (on a consolidated basis), which certificate shall be reasonably satisfactory in form and substance to the Required Lenders;

(iii)
a Notice of Borrowing pursuant to Section 2.02 of the Financing
Agreement; and

(iv)
a counterpart to this Amendment from each 2023 Incremental Term Loan Lender not otherwise party to this Amendment as of the Fourth Amendment Effective Date.

(c)
Fourth Amendment Transactions. The Fourth Amendment Transactions shall have been (or, substantially concurrently with the making of the 2023 Incremental Term Loans, shall be) consummated.

8.
Continued Effectiveness of the Financing Agreement and Other Loan Documents. Each Loan Party hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that the Financing Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Fourth Amendment Effective Date all references in the Financing Agreement or any other Loan Document to "Financing Agreement", the "Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (iii) confirms and agrees that to the extent that the Financing Agreement or any such other Loan Document purports to assign or pledge to the Collateral Agent for the benefit of the Lenders, or to grant to the Collateral Agent for the benefit of the Lenders a security interest in or Lien on, any Collateral as security for the Obligations or Guaranteed Obligations, as the case may be, of any Loan Party from time to time existing in respect of the Financing Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects as of the date hereof. This Amendment does not and shall not affect any of the obligations of any Loan Party, other than as expressly provided herein, including, without limitation, the Borrower's obligation to repay the Loans in accordance with the terms of Financing Agreement, or the obligations of any other Loan Party under any Loan Document to which it is a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or any Lender under the Financing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.

9.
Reaffirmation of Loan Parties. Each Loan Party hereby reaffirms its obligations under the Financing Agreement and each other Loan Document to which it is a party as of the date hereof. Each Loan Party hereby further ratifies and reaffirms as of the date hereof the validity and enforceability of all of the Liens and security interests heretofore granted by it, pursuant to and in connection with the Financing Agreement or any other Loan Document to the Agents, on behalf and for the benefit of the Agents and each Lender, as collateral security for the obligations under the Financing Agreement and the other Loan Documents in accordance with their respective terms, and acknowledges that all of such liens and security interests, and all collateral heretofore pledged by it as security for such obligations, continues to be and remain collateral for such obligations. Although each of the Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to same, each of the Guarantors understands that the Agents and the Lenders shall have no obligation to inform the Guarantors of such matters in the future or to seek the Guarantors' acknowledgement or agreement to future amendments, waivers, or modifications, and nothing herein shall create such a duty.

10.
Miscellaneous.

(a)
This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party may request in writing that parties delivering an executed counterpart of this Amendment by electronic mail also deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of this Amendment following the Fourth Amendment Effective Date but on or prior to the Fourth Amendment Funding Date shall be equally as effective as delivery of an executed counterpart of this Amendment as of the Fourth Amendment Effective Date.

(b)
Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)
THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

(d)
This Amendment constitutes a "Loan Document" under the Financing Agreement.
(e)
Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f)
The Borrower will pay (or cause to be paid) promptly upon receipt of a reasonably detailed invoice therefor, all reasonable and documented fees and out-of-pocket costs and expenses of the Agents and the Lenders in connection with the preparation, execution and delivery of this Amendment in accordance with and pursuant to Section 12.04 of the Financing Agreement, including, without limitation, reasonable and documented fees, costs and expenses of (x) King & Spalding LLP, counsel to the Lenders and (y) Arnold & Porter Kaye Scholer LLP, counsel to the Agents.

(g)
By its execution hereof, each of the Lenders party hereto, constituting all Lenders party to the Financing Agreement, hereby (i) authorizes and directs each Agent to execute and deliver this Amendment and (ii) acknowledges and agrees that (x) the authorization and direction in this Section 10(g) constitutes an authorization and direction from the Lenders under the provisions of Article X of the Financing Agreement and (y) Article X (including, for the avoidance of doubt, Sections 10.03 and 10.05 thereof) of the Financing Agreement shall apply to any and all actions taken by either Agent in accordance with such direction.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

XPONENTIAL FITNESS LLC
By:	/s/ John Meloun
Name: John Meloun Title: Chief Financial Officer

GUARANTORS:

XPONENTIAL INTERMEDIATE HOLDINGS, LLC
By:	/s/ John Meloun
Name: John Meloun Title: Chief Financial Officer

CLUB PILATES FRANCHISE, LLC
By:	/s/ John Meloun
Name: John Meloun Title: Chief Financial Officer

CYCLEBAR HOLDCO, LLC
By:	/s/ John Meloun
Name: John Meloun Title: Chief Financial Officer

CYCLEBAR FRANCHISING, LLC
By:	/s/ John Meloun
Name: John Meloun Title: Chief Financial Officer

CYCLEBAR WORLDWIDE INC.
By:	/s/ John Meloun
Name: John Meloun Title: Chief Financial Officer

STRETCH LAB FRANCHISE, LLC
By:	/s/ John Meloun
Name: John Meloun Title: Chief Financial Officer

ROW HOUSE FRANCHISE, LLC
By:	/s/ John Meloun
Name: John Meloun Title: Chief Financial Officer

[Signature Page to Fourth Amendment]

YOGA SIX FRANCHISE, LLC
By:	/s/ John Meloun
Name: John Meloun Title: Chief Financial Officer

AKT FRANCHISE, LLC
By:	/s/ John Meloun
Name: John Meloun Title: Chief Financial Officer

PB FRANCHISING, LLC
By:	/s/ John Meloun
Name: John Meloun Title: Chief Financial Officer

STRIDE FRANCHISE, LLC
By:	/s/ John Meloun
Name: John Meloun Title: Chief Financial Officer

XPONENTIAL FITNESS BRANDS INTERNATIONAL, LLC
By:	/s/ John Meloun
Name: John Meloun Title: Chief Financial Officer

RUMBLE FRANCHISE, LLC
By:	/s/ John Meloun
Name: John Meloun Title: Chief Financial Officer

BFT FRANCHISE HOLDINGS, LLC
By:	/s/ John Meloun
Name: John Meloun Title: Chief Financial Officer

[Signature Page to Fourth Amendment]

ADMINISTRATIVE AGENT AND

COLLATERAL AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent
By:	/s/ Teisha Wright
Name: Teisha Wright Title: Vice President

[Signature Page to Fourth Amendment]

LENDERS:

MSD XPO PARTNERS, LLC, as Lender
By:	/s/ Kenneth Gerold
Name: Kenneth Gerold Title: Authorized Signatory

MSD PCOF PARTNERS XXXIX, LLC, as Lender
By:	/s/ Kenneth Gerold
Name: Kenneth Gerold Title: Authorized Signatory

MSD BDC SPV I, LLC, as a Lender
By:	/s/ Kenneth Gerold
Name: Kenneth Gerold Title: Authorized Signatory

[Signature Page to Fourth Amendment]

REDWOOD MASTER FUND, LTD., as Lender By: Redwood Capital Management, LLC, its Investment Manager
By:	/s/ Sean Sauler
Name: Sean Sauler Title: Deputy CEO

REDWOOD OPPORTUNITY Master FUND, LTD., as Lender By: Redwood Capital Management, LLC, its Investment Manager
By:	/s/ Sean Sauler
Name: Sean Sauler Title: Deputy CEO

REDWOOD ENHANCED INCOME, CORP., as Lender
By:	/s/ Sean Sauler
Name: Sean Sauler Title: Co-President

[Signature Page to Fourth Amendment]

DESALKIV Cayman C-2, Ltd, as Lender
By:	/s/ Seth Charnow
Name: Seth Charnow Title: Authorized Signatory

[Signature Page to Fourth Amendment]

Annex A

2023 Incremental Term Loan Lenders' Commitments

Lender Name	2023 Incremental Term Loan Commitments	2023 Incremental Term Loan Commitment Percentage
MSD PCOF PARTNERS XXXIX, LLC	$73,846,000.00	56.804615385%
MSD BDC SPV I, LLC	$46,154,000.00	35.503076923%
Redwood Enhanced Income Corp.	$10,000,000.00	7.692307692%
	$130,000,000.00	100.000000000%